Exhibit 10.62
                           PERFORMANCE UNITS AGREEMENT

         PERFORMANCE UNITS AGREEMENT (the "Agreement") made as of the _____ day of _________, 1999 (the "Grant Date"), between MIM Corporation, a Delaware corporation (the "Company"), and ____________________ (the "Awardee").

         WHEREAS, the Company desires to afford the Awardee an opportunity to participate in the growth of the Company as hereinafter provided, in accordance with the provisions of the MIM Corporation 1996 Stock Incentive Plan, as amended and restated effective December 1, 1998, a copy of which is attached (the "Plan").

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

         1. GRANT OF PERFORMANCE UNITS. The Company hereby grants to the Awardee as of the date hereof (the "Grant Date") an aggregate of _____________ Performance Units, the effectiveness of which grant shall be contingent in all respects upon approval of the Plan by the shareholders of the Company on or before December 31, 1999. The grant is in all respects limited and conditioned as hereinafter provided, and is subject to the terms and conditions of the Plan now in effect and as they may be amended from time to time (which terms and conditions are and automatically shall be incorporated herein by reference and made a part hereof and shall control in the event of any conflict with any other terms of this Performance Units Agreement).

         2. VESTING AND FORFEITURE. If the Awardee's Date of Termination does not occur prior to December 31, 2001, the Performance Units shall vest as of such date and shall be payable at the accrued value achieved for the year 2001 in accordance with the Performance Objective set forth in Exhibit 1, PROVIDED, HOWEVER, that the accrued value of the Performance Units shall be zero if the Company's Net After Tax Earnings are below the threshold amount for 2001. If the Awardee's Date of Termination is prior to December 31, 2001, the Awardee shall forfeit the Performance Units, except to the extent provided as follows:

                  (a) The Performance Units shall vest as of the Awardee's Date of Termination if such termination occurs by reason of the Awardee's death, Disability or Termination without Cause or for Good Reason and shall be payable at the accrued value measured at the end of the fiscal year immediately following such termination in accordance with Exhibit 1.

                  (b) The Performance Units shall vest as of the date of a Change in Control if the Awardee's Employment is terminated within one year following such Change in Control (provided such termination is a Termination without Cause or for Good Reason). Such Performance Units shall be immediately payable at the maximum target value set forth on Exhibit 1.


                  (c) If the Awardee is terminated at any time for Cause or if the Awardee resigns at any time without Good Reason, the Awardee shall forfeit all Performance Units (whether vested or not).

         3. PAYMENT OF PERFORMANCE UNITS. As soon as practicable after the earliest to occur of (a) the Awardee's Date of Termination and (b) the date of a Change in Control, the Committee shall certify in writing as to whether or not the Performance Objectives have been satisfied. If the Committee certifies that the Performance Objectives have been satisfied, or determines that the Performance Units otherwise have vested, the Company shall pay to the Awardee the amount determined under Section 2 in two equal installments, the first of which shall be payable as soon as practicable following such certification or determination and the second of which shall be payable within 60 days before or after the first anniversary of the date of the first such payment. Notwithstanding anything contained in this Agreement to the contrary, however, in no event shall an Awardee receive payment in excess of $1,000,000 in respect of Performance Units for any given year. Any amount earned by an Awardee in excess of $1,000,000 shall be deferred and paid as soon as possible in any subsequent year subject to the limitations provided in the penultimate sentence of this Section.

         4. TRANSFERS. Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered.

         5. DEFINITIONS. For purposes of this Agreement, the terms used in this Agreement shall be defined as follows and be subject to the following:

                  (a) DATE OF TERMINATION. The Awardee's "Date of Termination" shall be the first day occurring on or after the Grant Date on which the Awardee's employment by the Company and its Subsidiaries and Affiliates is terminated, regardless of the reason for the termination of Employment; provided that a termination of Employment shall not be deemed to occur by reason of a transfer of the Awardee between any of the Company and its Subsidiaries and Affiliates; and further provided that the Awardee's Employment shall not be considered terminated while the Awardee is on a leave of absence from the Company or any Subsidiary or Affiliate approved by the Awardee's employer.

                  (b) DESIGNATED BENEFICIARY. The term "Designated Beneficiary" shall mean the beneficiary or beneficiaries designated by the Awardee in a writing filed with the Committee in such form and at such time as the Committee shall require.

                  (c) DISABILITY. The term "Disability" shall have the meaning provided in Section 22(e)(3) ---------- of the Code.

                  (d) NET AFTER TAX EARNINGS. The term "Net After Tax Earnings" with respect to a year shall mean the consolidated net earnings of the Company and its Subsidiaries after taxes, as reflected in the audited financial statements of the Company and its Subsidiaries for the year in question.

                  (e) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. The term "Termination without Cause or for Good Reason" shall mean the termination of the Awardee's Employment by the Company and its Subsidiaries and Affiliates for reasons other than "Cause" or by the Awardee for "Good Reason," as such quoted terms are defined in the Employment Agreement (the "Employment Agreement"), dated as of March 1, 1999 between the Company and the Awardee

                  (f) PLAN DEFINITIONS. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan shall have the same meaning where used in this Agreement.

         6. WITHHOLDING OF TAXES. Any obligation of the Company to make any payment with respect to Performance Units shall be subject to applicable federal, state and local withholding tax requirements. The Company shall have the right to require recipients or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy such withholding tax requirements, or to deduct from all payments to be made hereunder amounts sufficient to satisfy all such withholding tax requirements.

         7. HEIRS AND SUCCESSORS. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights of the Awardee or benefits distributable to the Awardee under this Agreement have not been distributed at the time of the Awardee's death, such rights shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. If a deceased Awardee fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Awardee, any benefits distributable to the Awardee shall be distributed to the legal representative of the estate of the Awardee. If a deceased Awardee designates a beneficiary but the Designated Beneficiary dies before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

         8. GOVERNING LAW. This Agreement shall be construed in accordance with, and its interpretation shall be governed by applicable federal law, and otherwise by the laws of the State of Delaware.

         9. ADMINISTRATION. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement is final and binding.

         10. ENTIRE AGREEMENT. This Agreement and the Employment Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior contracts and other agreements to the extent of any discrepancies or conflicts between this Agreement and the Employment Agreement, the terms of the Employment shall govern.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Awardee has hereunto set his hand and seal, all on the day and year first above written.

                                                MIM CORPORATION


                                                By
                                                    --------------------------
                                                         Name:
                                                         Title:


                                                ACCEPTED AND AGREED TO:


                                                ------------------------------
                                                Awardee


                                                                            EXHIBIT 1

                                                                    Performance Objectives

The performance threshold and goals shall be as follows:

                                                                                 BASE YEAR
THRESHOLD                                            1998            1999                 2000               2001              2002
Net After Tax Earnings                         $8,000,000      $8,000,000          $14,400,000        $21,600,000       $30,000,000

Performance Unit Value                              $0.00           $1.00                $4.00             $10.00            $10.00

Below threshold, no unit values are accrued or earned

TARGET                                               1998            1999                 2000               2001              2002

Net After Tax Earnings                         $8,000,000     $10,000,000          $18,000,000        $27,000,000       $37,500,000

Performance Unit Value                              $0.00           $2.00                $8.00             $25.00            $25.00

MAXIMUM                                              1998            1999                 2000               2001              2002

Net After Tax Earnings                         $8,000,000     $12,000,000          $21,600,000        $32,000,000       $45,000,000

Performance Unit Value                              $0.00           $3.00               $10.00             $40.00            $40.00